                                                                      EXHIBIT 99

                            Joint Filer Information

Designated Filer:                Dolphin Direct Equity Partners, LP

Issuer & Ticker Symbol:          ACT Teleconferencing, Inc.  (ACTT)

Date of Event
Requiring Statement:             8/19/05

DOLPHIN MANAGEMENT INC.*

By:    /s/ Peter E. Salas
       ------------------------------------
Name:  Peter E. Salas
Its:   President

DOLPHIN ADVISORS, LLC*

By:  Dolphin Management Inc.
Its: Managing Member

By:    /s/ Peter E. Salas
       ------------------------------------
Name:  Peter E. Salas
Its:   President

DOLPHIN DIRECT EQUITY PARTNERS, LP*

By:  Dolphin Advisors, LLC
Its: Managing Partner

By:  Dolphin Management Inc.*
Its: Managing Member

By:    /s/ Peter E. Salas
       ------------------------------------
Name:  Peter E. Salas
Its:   President

PETER E. SALAS*

/s/ Peter E. Salas
-------------------------------------------
Peter E. Salas

*The address of this entity/individual is:
 c/o Dolphin Asset Management Corp
 129 East 17th Street
 New York, New York 10003